SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                           ---------------------------


                                   FORM 8-A/A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                             Uniforce Services, Inc.
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             (Exact Name of Registrant as Specified in its Charter)


               New York                                   13-1996648
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(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)


415 Crossways Park Drive, Woodbury, New York                    11797
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(Address of Principal Executive Offices)                      (Zip Code)

If this Form relates to the               If this Form relates to the
registration of a class of debt           registration of a class of debt
securities and is effective upon          securities and is to become effective
filing pursuant to General Instruction    simultaneously with the effectiveness
A(c)(1), please check the following       of a concurrent registration
box. / /                                  statement under the Securities Act of
                                          1933 pursuant to General Instruction
                                          A(c)(2), please check the following
                                          box. / /

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                             Name of each exchange on which
to be so registered                             each class is to be registered
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Common Stock, par value $.01 per share          American Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None.
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                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.

                  The Company is authorized to issue 10,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"). Holders of Common Stock are entitled to one vote per share. The Common Stock does not have cumulative voting rights. Holders of Common Stock are entitled to share equally on a per share basis in such dividends as may be declared by the Company's Board of Directors out of funds legally available therefor or in the event of any distribution of capital assets, whether voluntary or involuntary, after payment of, or provision for, all debts and other liabilities. All shares of Common Stock now outstanding are fully paid and non-assessable. No holder of Common Stock has any pre-emptive or preferential right to purchase or subscribe for any shares of Common Stock.



Item 2.  Exhibits.


Exhibit

          3.1  Certificate of Incorporation of the Registrant.1

          3.2  Form of Certificate of Amendment of Certificate of
               Incorporation.2

          3.3  By-laws of the Registrant, as amended through March 10, 1987.2

          4.1  Specimen Common Stock Certificate.2




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 1       Incorporated  by reference to Exhibit 3(f) to the  Registrant's  Annual
         Report on Form 10-K for the year ended December 31, 1995.
 2 Incorporated by reference to the Registrant's Form 8-A as filed with the Commission on June 20, 1997.

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
                                    SIGNATURE


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: June 25, 1997                    Uniforce Services, Inc.



                                        By:/s/ Harry V. Maccarrone
                                          ------------------------
                                           Harry V. Maccarrone, Vice President
                                           Finance


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